Exhibit 99.4
Municipal Mortgage & Equity, LLC
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
The following unaudited pro forma condensed consolidated balance sheet (the “Pro Forma Balance Sheet”) as of March 31, 2005 and the unaudited pro forma condensed consolidated statements of income (the “Pro Forma Statements of Income”) for the three months ended March 31, 2005 and the year ended December 31, 2004 give effect to the acquisition of all of the outstanding common stock of Glaser Financial Group, Inc. (“Glaser”) by Municipal Mortgage & Equity, LLC (the “Company”) pursuant to that certain Stock Purchase Agreement (the “Stock Purchase Agreement”), dated as of June 8, 2005, by and between David Williams, Kevin Filter, MMA Mortgage Investment Corporation and the Company. The acquisition (the “Glaser Acquisition”) is being accounted for using the purchase method of accounting.
The Pro Forma Balance Sheet presents the financial position of the Company, as of March 31, 2005, as adjusted to give effect to the Glaser Acquisition assuming the acquisition has occurred as of that date. The Pro Forma Statements of Income present the financial position of the Company, for the three months and year ended March 31, 2005 and December 31, 2004, respectively, as adjusted to give effect to the Glaser Acquisition assuming the acquisition had occurred on January 1, 2004. The Glaser Acquisition was actually consummated on July 1, 2005.
Certain reclassifications have been made to the Glaser financial statements to conform to the Company’s financial statements.
The pro forma financial information reflects pro forma adjustments that are based upon available information and which management believes is reasonable. The pro forma financial information does not necessarily reflect the results of operations or financial position of the Company that actually would have resulted had the Glaser Acquisition occurred on the assumed dates. The pro forma financial information is based on historical results of the combined entities and is not necessarily indicative of results that will be achieved by the combined entities in the future. Some factors that may result in differences between the pro forma financial information and actual results are: changes in the financial performance of the acquired businesses, synergy savings in the combined entity and the risk factors identified in the Company’s periodic and current reports filed pursuant to the Securities Exchange Act of 1934, as amended. Additionally, the pro forma condensed consolidated financial statements have been prepared on the basis of preliminary estimates of the fair value of the assets acquired and may change as valuations are completed and more facts become known.
The following pro forma financial information should be read in conjunction with the information included in this Form 8-K/A, the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004 and the Company’s Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2005 and June 30, 2005.

Municipal Mortgage & Equity, LLC
PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
AS OF MARCH 31, 2005
(in thousands, except share data)
(unaudited)

	Municipal	Glaser
	Mortgage	Financial
	& Equity,	Group,	Pro Forma		Pro Forma
	LLC	Inc.	Adjustments		Combined
ASSETS
Investment in tax-exempt bonds, taxable bonds and interests in bond securitizations, net	$1,362,064	$—	$—		$1,362,064
Loans receivable, net	637,525	—	—		637,525
Loans receivable held for sale	13,753	18,444	—		32,197
Investment in partnerships	758,313	—	—		758,313
Cash and cash equivalents	57,805	2,801	(13,181	)(a)	47,425
Restricted assets	89,940	5,501	—		95,441
Other assets	92,567	5,740	1,231	(b)	99,538
Land, building and equipment, net	179,143	266	(195	)(c)	179,214
Mortgage servicing rights, net	13,035	30,781	16,092	(d)	59,908
Goodwill	109,483	—	7,331	(e)	116,814
Other intangibles	23,854	—	5,066	(f)	28,920

Total assets	$3,337,482	$63,533	$16,344		$3,417,359

LIABILITIES AND SHAREHOLDERS’ EQUITY
Notes payable	$740,292	$40,170	$(12,000	)(g)	$768,462
Mortgage notes payable	128,679	—	—		128,679
Short-term debt	488,048	—	—		488,048
Long-term debt	182,760	—	—		182,760
Subordinate debentures	134,000	—	38,750	(h)	172,750
Preferred shares subject to mandatory redemption	168,000	—	—		168,000
Tax credit equity guarantee liability	200,843	—	—		200,843
Accounts payable and accrued expenses	14,714	957	—		15,671
Unearned revenue and other liabilities	108,695	—	12,000	(i)	120,695

Total liabilities	$2,166,031	$41,127	$38,750		$2,245,908

Commitments and contingencies
Minority interest in subsidiary companies	377,550	—	—		377,550
Preferred shareholders’ equity in a subsidiary company	71,031	—	—		71,031

Shareholders’ equity:
Common shares	738,619	—	—		738,619
Paid in capital	—	5,803	(5,803	)(j)	—
Retained earnings	—	36,402	(36,402	)(j)	—
Less common shares held in treasury at cost	(3,926)	(19,000)	19,000	(j)	(3,926)
Less unearned compensation (deferred shares)	(6,571)	—	—		(6,571)
Less note receivable from shareholder	—	(799)	799	(j)	—
Accumulated other comprehensive income (loss)	(5,252)	—	—		(5,252)

Total shareholders’ equity	722,870	22,406	(22,406)		722,870

Total liabilities and shareholders’ equity	$3,337,482	$63,533	$16,344		$3,417,359

The accompanying notes are integral part of these pro forma condensed consolidated financial statements.

Municipal Mortgage & Equity, LLC
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
FOR THE THREE MONTH PERIOD ENDED MARCH 31, 2005
(in thousands, except share and per share data)
(unaudited)

	Municipal	Glaser
	Mortgage	Financial
	& Equity,	Group,	Pro Forma		Pro Forma
	LLC	Inc.	Adjustments		Combined
INCOME:
Interest income
Interest on bonds and interests in bond securitizations	$23,085	$—	$—		$23,085
Interest on loans	11,946	424	(19	)(k)	12,351
Interest on short-term investments	487	34	—		521

Total interest income	35,518	458	(19)		35,957

Fee income
Syndication fees	4,608	—	—		4,608
Origination and brokerage fees	435	635	—		1,070
Guarantee fees	2,936	—	—		2,936
Asset management and advisory fees	5,686	—	—		5,686
Loan servicing fees	1,222	940	1,145	(l)	3,307
Other income	1,376	46	—		1,422

Total fee income	16,263	1,621	1,145		19,029

Net rental income	6,572	—	—		6,572

Total income	58,353	2,079	1,126		61,558

EXPENSES:
Interest expense	17,117	157	(98	)(m)	17,176
Interest expense on debentures and preferred shares	5,231	—	748	(n)	5,979
Salaries and benefits	17,849	1,033	—		18,882
General and administrative	9,170	308	—		9,478
Professional fees	1,878	—	—		1,878
Depreciation and amortization	3,794	36	1,727	(l)(o)	5,557

Total expenses	55,039	1,534	2,377		58,950

Net (loss) gain on sale of loans	(286)	514	—		228
Net gain on sale of tax-exempt investments	914	—	—		914
Net gain on sale of investments in tax credit equity partnerships	841	—	—		841
Net gain on derivatives	2,888	—	—		2,888
Impairments and valuation allowances	(812)	—	—		(812)

Income before income tax (expense) benefit, net income allocable to minority interest and net losses from equity investments in partnerships	6,859	1,059	(1,251)		6,667
Income tax (expense) benefit	1,216	—	87	(p)	1,303
Net income allocable to minority interest	38,882	—	—		38,882
Net losses from equity investments in partnerships	(44,726)	—	—		(44,726)

Income from continuing operations	$2,231	$1,059	$(1,164)		$2,126

Income from continuing operations per common share:
Basic	$0.06				$0.06
Basic weighted average common shares outstanding	36,888,128				36,888,128

Diluted	$0.06				$0.06
Diluted weighted average common shares outstanding	37,349,192				37,349,192
The accompanying notes are integral part of these pro forma condensed consolidated financial statements.

Municipal Mortgage & Equity, LLC
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
FOR THE YEAR ENDED DECEMBER 31, 2004
(in thousands, except share and per share data)
(unaudited)

	Municipal	Glaser
	Mortgage &	Financial
	Equity,	Group,	Pro Forma		Pro Forma
	LLC	Inc.	Adjustments		Combined
INCOME:
Interest income
Interest on bonds and interests in bond securitizations	$85,505	$—	$—		$85,505
Interest on loans	43,874	1,832	(77	)(k)	45,629
Interest on short-term investments	5,020	132	—		5,152

Total interest income	134,399	1,964	(77)		136,286

Fee income
Syndication fees	25,535	—	—		25,535
Origination and brokerage fees	7,934	5,017	(1,016	)(q)	11,935
Guarantee fees	7,852	—	—		7,852
Asset management and advisory fees	12,733	—	—		12,733
Loan servicing fees	4,579	3,841	4,575	(l)	12,995
Other income	5,437	1,852	—		7,289

Total fee income	64,070	10,710	3,559		78,339

Net rental income	17,959	—	—		17,959

Total income	216,428	12,674	3,482		232,584

EXPENSES:
Interest expense	69,884	531	—		70,415
Interest expense on debentures and preferred shares	17,318	—	2,994	(n)	20,312
Salaries and benefits	69,540	5,233	—		74,773
General and administrative	26,445	1,368	—		27,813
Professional fees	11,118	—	—		11,118
Depreciation and amortization	14,159	208	6,905	(l)(o)	21,272

Total expenses	208,464	7,340	9,899		225,703

Net gain on sale of loans	3,393	5,512	—		8,905
Net gain on sale of tax-exempt investments	304	—	—		304
Net gain on sale of investments in tax credit equity partnerships	3,019	—	—		3,019
Net gain on derivatives	1,759	—	—		1,759
Impairments and valuation allowances	(7,141)	—	—		(7,141)

Income before income tax (expense) benefit, net income allocable to minority interest and net losses from equity investments in partnerships	9,298	10,846	(6,417)		13,727
Income tax (expense) benefit	(2,737)	—	(1,556	)(p)	(4,293)
Net income allocable to minority interest	178,280	—	—		178,280
Net losses from equity investments in partnerships	(169,404)	—	—		(169,404)

Income from continuing operations	$15,437	$10,846	$(7,973)		$18,310

Income from continuing operations per common share:
Basic	$0.44				$0.53
Basic weighted average common shares outstanding	34,521,842				34,521,842

Diluted	$0.44				$0.53
Diluted weighted average common shares outstanding	34,783,888				34,783,888
The accompanying notes are integral part of these pro forma condensed consolidated financial statements.

Municipal Mortgage & Equity, LLC
NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
Pro Forma Condensed Consolidated Balance Sheet:
(a)	Reflects (1) the receipt of gross proceeds of $38.8 million from the issuance of the 7.62% Trust Preferred Securities of MFH Capital Trust III (the “Trust Preferred Securities”) that were issued in order to finance the Glaser Acquisition, (2) payment of the initial cash purchase price of $50.0 million for Glaser, which includes $12.0 million for repayment of debt pursuant to the Stock Purchase Agreement, (3) payment of $0.7 million in capitalized acquisition costs and (4) payment of $1.2 million in issuance costs associated with the Trust Preferred Securities.

(b)	Reflects the capitalization of debt issue costs related to the Trust Preferred Securities totaling $1.2 million.

(c)	Reflects an adjustment to record fixed assets at estimated fair value.

(d)	Reflects an adjustment to record the mortgage servicing rights at estimated fair value.

(e)	The Company has not completed the final assessment of the fair value of Glaser’s assets and liabilities assumed for the purpose of allocating the purchase price. As a result, certain of the allocations contained in the pro forma financial statements are estimates and are subject to revision once the final assessments are completed. Pursuant to the Stock Purchase Agreement, the total purchase price in the acquisition includes: (i) the initial cash purchase price of $50.0 million, (ii) three deferred payments of at least $4.0 million on each of the first three anniversaries of the closing date ($12.0 million) (the “Deferred Purchase Price”) and (iii) contingent consideration that may be payable on the third anniversary of the closing date in the event that specified levels of operating performance are achieved. The contingent consideration is not recorded at the acquisition date as it will be recorded once the contingency is resolved. The following is a preliminary estimate of the allocation of the purchase price assuming that the Glaser Acquisition occurred on March 31, 2005:

	Historical	Purchase
(in thousands)	cost	Adjustment		Allocation
Loans receivable held for sale	$18,444	$—		$18,444
Cash and cash equivalents	2,801	—		2,801
Restricted assets	5,501	—		5,501
Other assets	5,740	—		5,740
Land, building and equipment, net	266	(195	)(1)	71
Mortgage servicing rights, net	30,781	16,092	(2)	46,873
Goodwill	—	7,331		7,331
Other intangibles	—	5,066	(3)	5,066
Notes payable	(40,170)	12,000	(4)	(28,170)
Accounts payable and accrued expenses	(957)			(957)
Equity	(22,406)	22,406	(5)	—

Cash purchase price and acquisition costs	—	62,700		62,700

(1)	See footnote (c) above.

(2)	See footnote (d) above.

(3)	See footnote (f) below.

(4)	See footnote (g) below.

(5)	See footnote (j) below.
(f)	Reflects an adjustment related to the estimated valuation of intangibles including: (1) $4.0 million related to a license agreement with an indefinite life, (2) $1.0 million related to loans in process of origination and (3) $50,000 related to non-compete agreements.

(g)	Reflects the repayment of debt pursuant to the Stock Purchase Agreement immediately following the closing date.

(h)	Reflects the issuance of the Trust Preferred Securities that were issued by MFH Capital Trust III in order to finance the Glaser Acquisition. MFH Capital Trust III used the proceeds from the offering to purchase Junior Subordinated

Debentures (the “Debentures”) issued by MMA Financial Holdings, Inc. (“MFH”). The Debentures have substantially the same economic terms as the Trust Preferred Securities. For more information regarding the Trust Preferred Securities, see the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2005.

(i)	Reflects an accrual for the Deferred Purchase Price.

(j)	Reflects an adjustment to eliminate the shareholders’ equity accounts of Glaser.
Pro Forma Condensed Consolidated Statements of Income:
(k)	Reflects the elimination of interest income related to the note receivable from the shareholder.

(l)	Reflects an adjustment to reclassify amortization of mortgage servicing rights to conform to the Company’s presentation.

(m)	Reflects the elimination of interest expense related to the debt described in footnote (g) above.

(n)	Reflects interest expense and amortization of debt issue costs associated with the issuance of the Trust Preferred Securities that were issued in order to finance the Glaser Acquisition. The Trust Preferred Securities and Debentures bear interest at an annual rate of 7.62% for a period of ten years to be adjusted thereafter to a variable rate, reset quarterly, equal to the London Interbank Offer Rate plus 3.30% per annum. The debt issue costs are amortized to interest expense over a 30-year period based on the related call option.

(o)	Reflects (1) additional amortization related to the estimated valuation adjustment to mortgage servicing rights described in footnote (d) above, (2) depreciation expense as a result of the preliminary purchase adjustments described in footnote (c) above and (3) amortization of the non-compete agreements described in footnote (f) above based on a three year useful life.

(p)	Reflects (1) the tax effect of the pro forma adjustments based on the effective rate applicable to each adjustment and (2) the effective rate applicable to Glaser’s operations had such rate been calculated as part of the consolidated Company’s operations for the periods presented.

(q)	Reflects amortization of the loans in process of origination in footnote (f) above assuming that these loans were originated prior to December 31, 2004.